Exhibit 99.1

NEWS RELEASE	FOR IMMEDIATE RELEASE

Contacts at the Company:
Aegis Communications Group, Inc.	Information Line (800) 332-0266

Aegis Communications Group Announces New Executive Realignment

IRVING, TEXAS — May 4, 2005 — Aegis Communications Group, Inc. (OTC Bulletin Board: AGIS), a worldwide transaction-based business process outsourcing Company that enables clients to make customer contact programs more profitable and drive efficiency in back office processes, announced earlier today the appointment of Kannan Ramasamy as President, Chief Executive Officer and director on the Aegis Board of Directors as the next step in its continuing process of organizational refinement. Mr. Ramasamy succeeds Richard Ferry, who will continue to serve as a director on the Aegis Board of Directors, in addition to providing executive consulting to Aegis under a Transition Agreement, with an emphasis on strategic opportunities and new market development. Regarding the executive realignment, Richard Ferry said “I feel strongly that Aegis is perfectly positioned to build upon its tradition of service excellence and ultimately assert itself as a global leader in this exciting industry. Our major clients have embraced the vision of the new Aegis and share our excitement about the future.” Ferry went on to say “Kannan and I have worked closely together since Aegis began charting a new course last Fall. It is my belief that Aegis’s long term interests will be served as Kannan applies his tremendous experience to continuing the expansion of Aegis’s services through a robust global delivery model.” Kannan echoed Ferry’s enthusiasm for Aegis’s future, saying “This is an exciting time for Aegis. Over the past several months working with Rick, I have had the opportunity to talk with our customers and obtain a firm understanding of their expectations. It has become increasingly clear that our financial health, quality of our operations, breadth and depth of our product offering and a cost efficient global delivery model are very important to them. Aegis has taken sound initial steps in those directions and it will be my mission as President and CEO to exceed our customers’ expectations while building value for our stockholders.”

Prior to joining Aegis as Chief Operating Officer in September 2004, Mr. Ramasamy established a successful record as an entrepreneur and in senior management positions as one of the founding members of Scandent Group, and prior to that, in management roles at GE Capital, Bank of America and American Express.

Aegis Profile

Aegis Communications Group, Inc. (Aegis) is a worldwide transaction-based business process outsourcing Company that enables clients to make customer contact programs more profitable and drive efficiency in back office processes. Aegis’ services are provided to a blue chip, multinational client portfolio through a network of client service centers employing approximately 2,200 people and utilizing approximately 2,700 production workstations. Further information regarding Aegis and its services can be found on its website at www.aegiscomgroup.com.

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements contained in this document that are not based on historical facts are “forward-looking statements”. Terms such as “anticipates”, “believes”, “estimates”, “expects”, “plans”, “predicts”, “may”, “should”, “will”, the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: the Company’s reliance on certain major clients; unanticipated losses of or delays in implementation of client programs; higher than anticipated implementation costs associated with new client programs; the successful combination of revenue growth with operating expense reduction to result in improved profitability and cash flow; government regulation and tax policy; economic conditions; competition and pricing; dependence on the Company’s labor force; reliance on technology; telephone and internet service dependence; and other operational, financial or legal risks or uncertainties detailed in the Company’s SEC filings from time to time. Should one or more of these uncertainties or risks materialize, actual results may differ materially from those described in the forward-looking statements. The Company does not intend to update any of those forward–looking statements.